UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2018

Jerash Holdings (US), Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38474	81-4701719
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

147 W. 35th Street, Room #1603, New York, NY 10001
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 575-9085

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Full-Time Chief Financial Officer

On September 12, 2018, Jerash Holdings (US), Inc. (the “Company”) announced Richard J. Shaw as its full-time Chief Financial Officer. Mr. Shaw has served as the Company’s Chief Financial Officer on a part-time basis pursuant to a services contract since May 2017. Mr. Shaw will be compensated at a rate of $10,000 per month and will be an at-will employee of the Company.

On August 3, 2018, Mr. Shaw was granted an option to purchase 50,000 shares of the Company’s common stock, par value $0.001 per share (“common stock”), under the Jerash Holdings (US), Inc. 2018 Stock Incentive Plan. This option is exercisable at an exercise price of $6.12 and vests in three equal six-month installments, provided that Mr. Shaw is employed by the Company, with the first one-third vesting on August 3, 2018 and the remaining amounts vesting on February 3, 2019 and August 3, 2019. The option may be exercised at any time until August 3, 2028. The terms of the option may not be amended if it will have an adverse effect on Mr. Shaw without Mr. Shaw’s prior written consent.

A copy of Mr. Shaw’s option award agreement will be filed as an exhibit to our next Quarterly Report on Form 10-Q.

Appointment of Head of U.S. Operations

On September 12, 2018, the Company announced that Karl Brenza will serve as Head of US Operations for the Company. In this position, Mr. Brenza will provide high-level managerial, strategic and operational services for Jerash’s US operations on a part-time basis, as well as support for the Company’s other operations in Jordan and Hong Kong.

In connection with his appointment, the Company entered into an employment agreement with Mr. Brenza as of August 3, 2018 (the “Brenza Agreement”). Pursuant to the Brenza Agreement, Mr. Brenza will serve as Head of US Operations of the Company for a term of 12 months, beginning as of August 3, 2018. Following the initial term, the Brenza Agreement will automatically renew for subsequent one-month terms unless terminated by Mr. Brenza or the Company. The Brenza Agreement provides that Mr. Brenza may concurrently work at an investment bank that may perform investment banking services for the Company for compensation. Mr. Brenza will receive a fee of $10,000 per month during the term of the Brenza Agreement. In addition to his compensation under the Brenza Agreement, on August 3, 2018, Mr. Brenza was granted an option to purchase 100,000 shares of common stock. This option is exercisable at an exercise price of $6.12 and vests in three equal six-month installments, provided that Mr. Brenza is serving as Head of US Operations, with the first one-third vesting on August 3, 2018 and the remaining amounts vesting on February 3, 2019 and August 3, 2019. The option may be exercised at any time until August 3, 2028. The terms of the option may not be amended if it will have an adverse effect on Mr. Brenza without Mr. Brenza’s prior written consent.

A copy of the Brenza Agreement and Mr. Brenza’s stock option award agreement will be filed as exhibits to our next Quarterly Report on Form 10-Q.

Item 8.01	Other Events.

On September 12, 2018, the Company issued a press release announcing these appointments. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated September 12, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JERASH HOLDINGS (US), INC.

Dated: September 12, 2018	By:	/s/ Richard J. Shaw
Richard J. Shaw
Chief Financial Officer

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